United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                  Form 8-K

                               Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report:                        November 29, 1999
Date of Earliest Event Reported:       November 24, 1999

                        Commission File No.  0-23051

                        Wireless Data Solutions, Inc.

                             A Utah Corportaion

               I.R.S. Employer Identification No. 93-0734888
              2233 Roosevelt Road, Suite 5, St.Cloud, MN 56301
               Registant's Telephone Number: (320) 203-7477

Item 5.  Other Events

St. Cloud, Minnesota -- November 29, 1999 -- Wireless Data Solutions. Inc. (OTC: BB-WDSO) today announced that the Board of Directors have executed a Letter of Intent with Varitek Industries of Houston, Texas.

The purpose of the letter is for Varitek Industries to acquire Wireless Data Solutions and its wholly owned subsidiaries, Distributed Networks, Inc. (Dinet). The proposed acquisition would be accomplished through an exchange of common stock.

Negotiations will be ongoing and information will be made available as significant events occur and the parties mutually agree to the details.